EXHIBIT 99.1

American Dental Partners, Inc.

201 Edgewater Drive, Suite 285

Wakefield, MA 01880

Phone: 781/224-0880                         Fax: 781/224-4216

For Immediate Release

Contacts:	Gregory A. Serrao	Breht T. Feigh
	Chairman, President and	Executive Vice President,
	Chief Executive Officer	Chief Financial Officer and Treasurer
	781-224-0880	781-224-0880

AMERICAN DENTAL PARTNERS REPORTS

FOURTH QUARTER AND YEAR END 2004 FINANCIAL RESULTS AND

ANNOUNCES AMENDED CREDIT FACILITY

WAKEFIELD, MASSACHUSETTS, February 23, 2005—American Dental Partners, Inc. (NASDAQ:ADPI) announced financial results today for the quarter and the year ended December 31, 2004 and details of its amended credit facility.

Comparing the fourth quarter of 2004 with the fourth quarter of 2003:

•	Net revenue was $44,806,000, as compared to $42,004,000, an increase of 7%.
•	Earnings from operations were $3,929,000 as compared to $3,846,000, an increase of 2%.
•	Net earnings were $2,143,000 as compared to $1,810,000, an increase of 18%.
•	Diluted net earnings per share were $0.26 as compared to $0.24, an increase of 8%.
•	Diluted cash net earnings per share were $0.34 as compared to $0.32, an increase of 6%.

Comparing the twelve months of 2004 with the same period in 2003:

•	Net revenue was $178,554,000 as compared to $163,707,000, an increase of 9%.
•	Earnings from operations were $15,702,000 as compared to $12,988,000, an increase of 21%.
•	Net earnings were $8,519,000 as compared to $6,181,000, an increase of 38%.
•	Diluted net earnings per share were $1.06 as compared to $0.82, an increase of 29%.
•	Diluted cash net earnings per share were $1.39 as compared to $1.15, an increase of 21%.

Patient revenue of the Company’s affiliated dental group practices, which is not consolidated with the Company’s financial results and is a non-GAAP measure, was $67,874,000 for the fourth quarter as compared to $62,869,000 for the prior year’s same quarter, an increase of 8%. For the quarter, same market revenue growth for the Company’s affiliated dental group practices as measured by patient revenue was also 8% as the Company had no platform affiliations in either period of comparison. For the year, patient revenue of the Company’s affiliated dental group practices was $272,369,000 as compared to $245,609,000 for the prior year, an increase of 11%. Same market revenue growth for the Company’s affiliated dental group practices as measured by patient revenue was 10% for the year.

The Company reported cash flow from operations of $4,748,000 for the quarter and $25,405,000 for the year. Capital expenditures were $4,949,000 for the quarter and $9,657,000 for the year. Amounts paid for affiliations and acquisitions were $656,000 for the quarter and $3,488,000 for the year. For the year, the Company reduced indebtedness by $15,185,000 and the Company’s debt to total capitalization stood at 25% at December 31, 2004 as compared to 37% at December 31, 2003.

The Company relocated one dental facility and expanded two dental facilities during the fourth quarter, and during the year the Company opened one de novo facility, relocated four dental facilities and expanded fifteen dental facilities.

On February 22, 2005 the Company successfully renegotiated its revolving credit facility. The amended credit facility was arranged by KeyBank and other participating banks include Banknorth and Citizens Bank. The Company chose to renegotiate its credit facility as a result of the Company’s improved financial position and to take advantage of the currently favorable credit markets. The renegotiated facility matures in February 2008, has a $70 million capacity, and includes an additional lower leverage tier allowing for a reduced borrowing rate spread over LIBOR.

Mr. Gregory A. Serrao, Chairman, President and CEO commented, “The year 2004 was a year of accomplishments on many fronts. Our affiliated dental group practices’ same market growth rate of 8% in the quarter was the fifth consecutive quarter in which we met or exceeded our 8% to 10% target. We generated record cash flow from operations which allowed us to improve our debt to total capitalization to 25% which is less than our long term target of 40%. We were able to continue to reinvest in our business completing twenty facility investment projects and five in-market affiliations to expand our affiliated dental groups. Finally, we were pleased to be able to grow our net income by 38% for the year in the face of more than $1 million of additional costs for compliance with Section 404 of the Sarbanes-Oxley Act of 2002.”

Cash net earnings per share, patient revenue, total revenue and same-market revenue growth are non-GAAP financial measures. In accordance with the requirement of SEC Regulation G, please see the attached financial tables for a presentation of the most comparable GAAP measures and the reconciliation to the nearest GAAP measures and all additional reconciliations required by Regulation G.

For further discussion of these events and a comprehensive review of the fourth quarter ended December 31, 2004, the Company will host its previously announced conference call on Thursday, February 24, 2005 at 10:00 a.m. EST, which will be broadcast live over the Internet at www.amdpi.com. The call will be hosted by Gregory A. Serrao, Chairman, President and Chief Executive Officer. To access the webcast, participants should visit the Investor Relations section of the website at least fifteen minutes prior to the start of the conference call to download and install any necessary audio software. A replay of the webcast will be available at www.amdpi.com and www.streetevents.com approximately two hours after the call through 5:00 p.m. EST Thursday, March 3, 2005.

American Dental Partners is one of the nation’s leading business partners to dental groups. The Company is affiliated with 20 dental groups which have 182 dental facilities with approximately 1,636 operatories located in 18 states.

Note: Some of the information in this press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. The words “believe,” “expect,” “anticipate,” “project,” and similar expressions, among others, identify forward-looking statements. Forward-looking statements speak only as of the date the statement was made. Such forward-looking statements are subject to uncertainties and other factors that could cause actual results to differ materially from those projected, anticipated or implied. Certain factors that might cause such a difference include, among others, the Company’s risks associated with overall or regional economic conditions, contracts its affiliated dental group practices have with third party payors and the impact of any terminations or potential terminations of such contracts, the cost of and access to capital, the fluctuations in labor markets, the Company’s acquisition and affiliation strategy, management of rapid growth, dependence upon affiliated dental group practices, dependence upon service agreements and government regulation of the dental industry. Additional risks, uncertainties and other factors are set forth in the “Risk Factors” section of the Company’s Registration Statement on Form S-4 (File No. 333-56941).

AMERICAN DENTAL PARTNERS, INC.

FINANCIAL HIGHLIGHTS

(in thousands, except per share amounts)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2004	2003	2004	2003
Net revenue	$44,806	$42,004	$178,554	$163,707
Operating expenses:
Salaries and benefits	19,583	18,593	77,489	72,557
Lab fees and dental supplies	7,081	6,904	28,566	27,047
Office occupancy expenses	5,324	5,005	20,956	19,999
Other operating expenses	4,041	3,622	16,643	14,638
General corporate expenses	2,198	1,598	8,856	6,871
Depreciation expense	1,534	1,375	5,934	5,378
Amortization of intangible assets	1,116	1,061	4,408	4,229

Total operating expenses	40,877	38,158	162,852	150,719

Earnings from operations	3,929	3,846	15,702	12,988
Interest expense, net	349	703	1,592	2,592

Earnings before income taxes	3,580	3,143	14,110	10,396
Income taxes	1,437	1,333	5,591	4,215

Net earnings	$2,143	$1,810	$8,519	$6,181

Net earnings per common share:
Basic	$0.28	$0.25	$1.12	$0.84

Diluted	$0.26	$0.24	$1.06	$0.82

Weighted average common shares outstanding:
Basic	7,760	7,352	7,581	7,319

Diluted	8,207	7,660	8,068	7,572

AMERICAN DENTAL PARTNERS, INC.

FINANCIAL HIGHLIGHTS

(in thousands)

	December 31, 2004	December 31, 2003
ASSETS
Current assets:
Cash and cash equivalents	$1,378	$1,895
Receivables due from affiliated dental group practices	13,539	16,611
Other current assets	6,657	5,376

Total current assets	21,574	23,882

Property and equipment, net	39,252	35,216

Other non-current assets:
Goodwill	5,095	5,095
Intangible assets, net	87,425	83,843
Other assets	801	1,036

Total non-current assets	93,321	89,974

Total assets	$154,147	$149,072

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued expenses	$23,353	$18,559
Current maturities of debt	527	1,407

Total current liabilities	23,880	19,966

Non-current liabilities:
Long-term debt and other long-term liabilities	28,220	42,522
Other liabilities	14,840	12,692

Total non-current liabilities	43,060	55,214

Total liabilities	66,940	75,180
Commitments and contingencies
Stockholders’ equity	87,207	73,892

Total liabilities and stockholders’ equity	$154,147	$149,072

AMERICAN DENTAL PARTNERS, INC.

Supplemental Operating Data

(in thousands)

Comparable GAAP Presentation and

Reconciliation of Non-GAAP

Financial Measures

	Three Months Ended December 31,
	2004	2003	% Change
Reconciliation of total revenue to net revenue and patient revenue same market growth(1)
Patient revenue:
Dental group practices affiliated with the Company in both periods of comparison(2)	$67,874	$62,869	8%
Other revenue	1,227	1,423	-14%

Total revenue	69,101	64,292	7%
Amounts retained by affiliated dental group practices	24,295	22,288	9%

Net revenue	$44,806	$42,004	7%

	Three Months Ended December 31, 2004			Three Months Ended December 31, 2003
	Amount	% of Net Revenue (1)	% of Total Revenue (1)	Amount	% of Net Revenue (1)	% of Total Revenue (1)
Patient revenue	$67,874		98.2%	$62,869		97.8%
Other revenue	1,227		1.8	1,423		2.2

Total revenue	69,101		100.0	64,292		100.0
Amounts retained by affiliated dental group practices	24,295		35.2	22,288		34.7

Net revenue	44,806	100.0%	64.8	42,004	100.0%	65.3
Salaries and benefits	19,583	43.7	28.3	18,593	44.3	28.9
Lab fees and dental supplies	7,081	15.8	10.2	6,904	16.4	10.7
Office occupancy expenses	5,324	11.9	7.7	5,005	11.9	7.8
Other operating expenses	4,041	9.0	5.8	3,622	8.6	5.6
General corporate expenses	2,198	4.9	3.2	1,598	3.8	2.5
Depreciation expense	1,534	3.4	2.2	1,375	3.3	2.1
Amortization of intangible assets	1,116	2.5	1.6	1,061	2.5	1.7

Total operating expenses	40,877	91.2	59.2	38,158	90.8	59.4

Earnings from operations	3,929	8.8	5.7	3,846	9.2	6.0
Interest expense, net	349	0.8	0.5	703	1.7	1.1

Earnings before income taxes	3,580	8.0	5.2	3,143	7.5	4.9
Income taxes	1,437	3.2	2.1	1,333	3.2	2.1

Net earnings	$2,143	4.8%	3.1%	$1,810	4.3%	2.8%

AMERICAN DENTAL PARTNERS, INC.

Supplemental Operating Data

(in thousands)

Comparable GAAP Presentation and

Reconciliation of Non-GAAP

Financial Measures

	Twelve Months Ended December 31,
	2004	2003	% Change
Reconciliation of total revenue to net revenue and patient revenue same market growth(1)
Patient revenue:
Dental group practices affiliated with the Company in both periods of comparison(2)	$261,294	$238,018	10%
Dental group practices that completed affiliations with the Company during periods of comparison	11,075	7,591	46%

Total	272,369	245,609	11%
Other revenue	5,094	6,449	-21%

Total revenue	277,463	252,058	10%
Amounts retained by affiliated dental group practices	98,909	88,351	12%

Net revenue	$178,554	$163,707	9%

	Twelve Months Ended December 31, 2004			Twelve Months Ended December 31, 2003
	Amount	% of Net Revenue (1)	% of Total Revenue (1)	Amount	% of Net Revenue (1)	% of Total Revenue (1)
Patient revenue	$272,369		98.2%	$245,609		97.4%
Other revenue	5,094		1.8	6,449		2.6

Total revenue	277,463		100.0	252,058		100.0
Amounts retained by affiliated dental group practices	98,909		35.6	88,351		35.1

Net revenue	178,554	100.0%	64.4	163,707	100.0%	64.9
Salaries and benefits	77,489	43.4	27.9	72,557	44.3	28.8
Lab fees and dental supplies	28,566	16.0	10.3	27,047	16.5	10.7
Office occupancy expenses	20,956	11.7	7.6	19,999	12.2	7.9
Other operating expenses	16,643	9.3	6.0	14,638	8.9	5.8
General corporate expenses	8,856	5.0	3.2	6,871	4.2	2.7
Depreciation expense	5,934	3.3	2.1	5,378	3.3	2.1
Amortization of intangible assets	4,408	2.5	1.6	4,229	2.6	1.7

Total operating expenses	162,852	91.2	58.7	150,719	92.1	59.8

Earnings from operations	15,702	8.8	5.7	12,988	7.9	5.2
Interest expense, net	1,592	0.9	0.6	2,592	1.6	1.0

Earnings before income taxes	14,110	7.9	5.1	10,396	6.4	4.1
Income taxes	5,591	3.1	2.0	4,215	2.6	1.7

Net earnings	$8,519	4.8%	3.1%	$6,181	3.8%	2.5%

AMERICAN DENTAL PARTNERS, INC.

Supplemental Operating Data

(in thousands, except per share amounts)

Comparable GAAP Presentation and

Reconciliation of Non-GAAP

Financial Measures

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2004	2003	2004	2003
Reconciliation of net earnings, as reported, to cash net earnings:(3)
Net earnings (as reported)	$2,143	$1,810	$8,519	$6,181
Add: Amortization of intangible assets, net of tax	668	611	2,662	2,516

Cash net earnings	$2,811	$2,421	$11,181	$8,697

Weighted average common shares outstanding	8,207	7,660	8,068	7,572

Diluted net earnings per share	$0.26	$0.24	$1.06	$0.82

Diluted cash net earnings per share(3)	$0.34	$0.32	$1.39	$1.15

(1)	Patient and total revenue are not measures of financial performance under GAAP. Total revenue includes patient revenue of the Company’s affiliated dental group practices, for which their results of operations are not consolidated into the Company’s financial statements. The Company uses these and other non-GAAP financial measures to analyze operating trends and to help manage its business. The Company believes that total revenue and patient revenue and the expense ratios derived from total revenue are useful measures to analyze operating trends.

(2)	Patient revenue is comprised of revenue of the Company’s affiliated dental group practices, which are not consolidated into the Company’s financial statements. The Company believes that patient revenue growth is important for understanding its financial performance.

(3)	Diluted cash net earnings and diluted cash net earnings per share are not measures of financial performance under GAAP. Diluted cash net earnings excludes amortization expense related to intangible assets, net of tax. The Company incurs significant amortization expense related to its service agreements while many companies, both in the same industry and other industries, no longer amortize significant portion of their intangible assets pursuant to Statement of Financial Accounting Standards No. 142 – Goodwill and Other Intangible Assets. The Company believes that diluted cash net earnings and diluted cash net earnings per share are important financial measures for understanding its relative financial performance.